                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           Sibia Neurosciences, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           SIBIA NEUROSCIENCES, INC.
                           505 COAST BOULEVARD SOUTH
                                   SUITE 300
                        LA JOLLA, CALIFORNIA 92037-4641
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 20, 1998

TO THE STOCKHOLDERS OF SIBIA NEUROSCIENCES, INC.:

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of SIBIA NEUROSCIENCES, INC., a Delaware corporation (the "Company"), will be held on Wednesday, May 20, 1998, at 5:00 p.m. Pacific Daylight Savings Time, at Lieb Auditorium, 505 Coast Boulevard South, Suite 300, La Jolla, California 92037, for the following purposes:

     1. To elect two directors to hold office until the 2001 Annual Meeting of Stockholders.

     2. To ratify the selection of Price Waterhouse LLP as independent auditors of the Company for its fiscal year ending December 31, 1998; and

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 1, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ FREDERICK T. MUTO

                                          Frederick T. Muto
                                          Secretary

La Jolla, California
April 20, 1998

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                           SIBIA NEUROSCIENCES, INC.
                           505 COAST BOULEVARD SOUTH
                                   SUITE 300
                        LA JOLLA, CALIFORNIA 92037-4641
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                    FOR 1998 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 20, 1998

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of SIBIA Neurosciences, Inc., a Delaware corporation (the "Company" or "SIBIA"), for use at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 20, 1998, at 5:00 p.m., Pacific Daylight Savings Time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Lieb Auditorium, 505 Coast Boulevard South, Suite 300, La Jolla, California 92037. The Company intends to mail this proxy statement and accompanying proxy card on or about April 20, 1998, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing, and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telefacsimile, or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, a professional proxy solicitation firm. No additional compensation will be paid to directors, officers or other regular employees for such services, but any professional proxy solicitation firm used by the Company will be paid its customary fee.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on April 1, 1998 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 1, 1998, the Company had outstanding and entitled to vote 9,376,999 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be counted towards a quorum but will not be counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 505 Coast Boulevard South, Suite 300, La Jolla, California 92037-4641, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company not later than December 21, 1998 in order to be included in the proxy statement and proxy relating to such annual meeting. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation provides that the Board shall be divided into three classes with staggered three-year terms. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors to serve on the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     Pursuant to the Company's Bylaws, the Company has authorized seven directors to serve on the Board. There are presently seven directors serving on the Board and no vacancies.

     There are two (2) directors in the class whose term of office expires as of the Annual Meeting (Class I). Each of the nominees for election to this class, William T. Comer, Ph.D. and Gunnar Ekdahl, is currently a director of the Company. Dr. Comer was elected to the Board in 1991 while Mr. Ekdahl was elected to the Board in 1995. If elected at the Annual Meeting, each of Dr. Comer and Mr. Ekdahl will serve until the 2001 Annual Meeting of Stockholders and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Election of the nominees will require the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Dr. Comer and Mr. Ekdahl. Dr. Comer and Mr. Ekdahl have each agreed to serve if elected, and management has no reason to believe that either nominee will be unable to serve. In the event that either of Dr. Comer or Mr. Ekdahl should be unavailable to serve as a result of an unexpected occurrence, such shares will be voted (unless the proxy card is marked to the contrary) for the election of such substitute nominee or nominees, if any, as management may recommend. It is believed that all officers and directors of the Company will vote their respective shares in favor of Dr. Comer and Mr. Ekdahl.

     Set forth below is biographical information for each person nominated for election to serve in Class I for a three-year term expiring at the 2001 Annual Meeting and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2001 ANNUAL MEETING

     Dr. William T. Comer, 62, has been President, Chief Executive Officer and a director of SIBIA since 1991. Prior to joining SIBIA, Dr. Comer worked for Bristol-Myers Squibb Company, a publicly-held pharmaceutical company ("Bristol-Myers Squibb"), for nearly 30 years in various scientific and management positions. He served as Executive Vice President, Science & Technology, and then as President, Pharmaceutical Research & Licensing at Bristol-Myers Squibb from 1989 until 1990. Thereafter, he served as Senior Vice President, Strategic Management -- Pharmaceuticals and Nutritionals at Bristol-Myers Squibb until 1991. Dr. Comer is currently a director of Cytel Corporation, a publicly-held biotechnology company, the University of California, San Diego ("UCSD") Cancer Center Foundation and The San Diego Chamber Orchestra. He is also a member of the Governor's Council on Biotechnology, the Executive Committee of BIOCOM and the UCSD Industrial Advisory Committee for the Department of Chemistry and Biochemistry. Dr. Comer received a B.A. degree from Carleton College and a Ph.D. in Organic Chemistry and Pharmacology from the University of Iowa.

     Mr. Gunnar Ekdahl, 55, has been a director of the Company since 1995. He was appointed Chairman of the Board of Directors of Skandigen AB in 1995. Mr. Ekdahl has extensive experience with Swedish finance and investment companies and was President and Chief Executive Officer of Latour AB from 1985 to 1992, with controlling holdings in large Swedish industrial companies. Mr. Ekdahl has been active as a non-executive board member of several Swedish companies, including Chairman of Arcona AB, G&L Beijer AB, Lofbergs Lila AB, and Philipson Bil AB. Mr. Ekdahl received his B.A. from the Stockholm School of Economics in 1966.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

     Mr. Frederick B. Rentschler, 58, has been a director of the Company since January 1993. Since 1990, he has been a director of several U.S. companies, including The Salk Institute for Biological Studies ("The Salk Institute"). In addition, during 1990, he was President and Chief Executive Officer of Northwest Airlines. From 1986 to 1987, Mr. Rentschler held several positions at Beatrice Company, the most recent being President and Chief Executive Officer. From 1980 to 1984, Mr. Rentschler was President and Chief Executive Officer of Hunt-Wesson Foods, Inc. Prior to joining Hunt-Wesson Foods, Inc., Mr. Rentschler was President and a director of Armour International from 1976 to 1977 and President of Armour-Dial from 1977 to 1979. In addition, Mr. Rentschler is a director of International Game Technology, Inc. and Bionutrics, Inc. Mr. Rentschler received his B.A. from Vanderbilt University and his M.B.A. from Harvard Business School. He joined The Salk Institute Board of Trustees in 1988 and has been Chairman of the Board of Trustees since 1995.

     Dr. James D. Watson, 69, has been a director of the Company since 1992. Dr. Watson served as director of the Cold Spring Harbor Laboratory from 1968 to 1994, at which time he was appointed President. From 1956 to 1976, Dr. Watson was a member of the Department of Biology (then Molecular Biology) at Harvard University. Between 1988 and 1992, he directed the National Center for Human Genome Research at the National Institute of Health. In 1962, Dr. Watson, along with Drs. Francis H.C. Crick and Maurice Wilkins, was awarded the Nobel Prize in Physiology or Medicine for discovering the structure of deoxyribonucleic acid. Dr. Watson has won numerous awards in addition to the Nobel Prize and is a member of the U.S. National Academy of Sciences, the Royal Society in London, the Danish Academy of Arts and Sciences and the Academy of Sciences of Russia. Dr. Watson holds a B.S. from the University of Chicago and a Ph.D. from Indiana University and he has also received honorary degrees from 21 colleges and universities. He is a director of the Pall Corporation and a director of Diagnostic Products Corporation.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING

     Dr. Stanley T. Crooke, 53, has been a director of the Company since 1992. He is the founder of Isis Pharmaceuticals, Inc., a publicly-held biotechnology company, and has been its Chief Executive Officer since its inception in 1989 and Chairman of the Board of Directors since 1991. From 1980 until 1989, Dr. Crooke was employed by SmithKline Beckman Corporation, a publicly-held pharmaceutical company, most recently as President of Research and Development of SmithKline & French Laboratories. Dr. Crooke received a Ph.D. and an M.D. from Baylor College of Medicine. He is Chairman of the Board of Directors of GeneMedicine, Inc. a publicly-held biotechnology company, a director of EPIX Medical, Inc. and is an Adjunct Professor of Pharmacology at UCSD.

     Mr. William R. Miller, 69, has been a director of the Company since 1991 and Chairman of the Board of Directors since 1992. In 1991, he retired as Vice Chairman of the Board of Directors of Bristol-Myers Squibb, after six years in the position. Mr. Miller is a director of ImClone Systems, Inc., Isis Pharmaceuticals, Inc., St. Jude Medical, Inc., TransKaryotic Therapies, Inc., Westvaco Corporation and Xomed Surgical Products, Inc. He is Chairman of the Board of Directors of Vion Pharmaceuticals, Inc. Mr. Miller is Vice Chairman of the Board of Trustees of the Cold Spring Harbor Laboratory and a past Chairman of the Board of Directors of Pharmaceutical Manufacturers Association. Mr. Miller is a Trustee of the Manhattan School of Music, Metropolitan Opera Association, Opera Orchestra of New York, a member of Oxford University Chancellor's Court of Benefactors; Honorary Fellow of St. Edmund Hall, and Chairman of the English-Speaking Union of the United States.

     Dr. Jeffrey F. McKelvy, 50, was appointed as an Executive Vice President and Chief Scientific Officer and a director of the Company in April 1998. Prior to his joining the Company, Dr. McKelvy was Senior Vice President, Neuroscience of Allelix Biopharmaceuticals, Inc. and President of Allelix Neuroscience, Inc. since 1997. In 1994, Dr. McKelvy founded Trophix Pharmaceuticals, Inc. and served as its Chairman and Chief Executive Officer. In 1992, Dr. McKelvy joined Novartis AG (formerly CIBA-Geigy) as Vice President of the CNS Strategic Business Unit with responsibility for all aspects of the company's CNS portfolio. Dr. McKelvy spent 18 years in academic neuroscience, lastly as Professor of Neurobiology, Molecular Biology and Psychiatry at State University of New York Stony Brook and Chairman of the Neuroscience Research Review Committee of the National Institute of Mental Health. Dr. McKelvy received his Ph.D. in Biochemistry from Johns Hopkins University.

BACKGROUND OF NON-DIRECTOR EXECUTIVE OFFICERS

     Mr. Michael J. Dunn, 42, has been with the Company since its inception. He has served as Vice President, Business Development since August 1995. From 1992 to 1995, he was Director, Business Development and was Manager of Business Development from 1991 to 1992. He received a B.A. from the University of Chicago and an M.B.A. from the University of San Diego.

     Dr. G. Kenneth Lloyd, 53, has served as the Company's Vice President, Pharmaceuticals -- Biology since 1994. He joined the Company in 1992. Beginning in 1977, Dr. Lloyd worked for Synthelabo S.A. where he held various management positions culminating with six years as Associate Director, Biology with responsibility for nervous system, cerebrovascular, bronchopulmonary, gastrointestinal and inflammation research. From 1990 to 1992, Dr. Lloyd was Assistant Vice President of Research and Director of Research (U.K.) for Wyeth-Ayerst Research. Dr. Lloyd serves on the Scientific Advisory Boards of Epigenesis and the Huntington Chorea Society of Canada. He received his B.S. and M.S. from McGill University and a Ph.D. from the University of Toronto. He held a postdoctoral position at F. Hoffman-La Roche & Co. Ltd. in Basel, Switzerland.

     Dr. David E. McClure, 50, has served as the Company's Vice President, Clinical Development and Regulatory since 1996. From 1992 to 1996, Dr. McClure served as Director, Product Development and Project Management at Molecular Biosystems, Inc. From 1988 to 1992, he served as Assistant Director, Oncology Clinical and Medical Affairs, and as Senior Project Development Manager, Drug Development Department at ICI Pharmaceuticals Group. From 1983 to 1988, Dr. McClure served as Development Team Chairperson and Section Head, Medicinal Chemistry at McNeil Pharmaceutical (Johnson & Johnson). He started his career at Merck Research Laboratories as a medicinal chemist. He received his B.S. in Chemistry from Nebraska Wesleyan University, a Ph.D. in Organic Chemistry from Stanford University, and conducted post-doctoral work from 1973 to 1975 at Columbia University.

     Dr. Ian A. McDonald, 50, has served as the Company's Vice President, Pharmaceuticals -- Chemistry since 1994. He joined the Company as Director of Chemistry in 1993. He has held senior scientist positions at the State Health Laboratory Service in Perth, Australia, at the Australian National University; the Centre de Recherche Merrell International, Strasbourg, France; and he was a Group Leader and Senior Research Scientist, Marion Merrell Dow Research Institute (formerly Merrell Dow), Cincinnati, Ohio during the period 1985 to 1993. He received his B.S. and Ph.D. from the School of Chemistry, the University of Western Australia. He completed his postdoctoral studies at the Organic Chemistry Institute of the University of Zurich, Switzerland.

     Mr. Thomas A. Reed, 41, has been with the Company since its inception. He has been Vice President, Finance/Administration and Chief Financial Officer since 1995. From 1991 to 1995, he was Director, Finance and was Manager of Business and Market Evaluation from 1989 to 1991. He received his B.A. from the University of California, Berkeley and his M.B.A. from the University of San Diego.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1997, the Board held nine meetings. During the fiscal year ended December 31, 1997, each member of the Board attended 75% or more of the aggregate number of meetings of the Board and committees of the Board on which he served, held during the period for which he was a director or committee member, respectively. The Board has an Audit Committee, a Compensation and Stock Option Committee and a Non-Officer Stock Option Committee.

     The Audit Committee is composed of two non-employee directors: Dr. Crooke and Mr. Rentschler. The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements, recommends to the Board the independent auditors to be retained, and receives and considers the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee met two times during fiscal year 1997.

     The Compensation and Stock Option Committee is composed of three non-employee directors: Messrs. Ekdahl and Miller and Dr. Watson. The Compensation and Stock Option Committee makes recommendations to the Board concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plan and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation and Stock Option Committee met four times during fiscal year 1997.

     The Board's Non-Officer Stock Option Committee consists of Dr. Comer as the sole member. The function of the Non-Officer Stock Option Committee is to review and approve stock option grants under the Company's 1996 Equity Incentive Plan in accordance with guidelines approved by the Board to eligible persons under the plan that are not subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by reason of their status as an officer, director or stockholder of the Company. The Non-Officer Stock Option Committee did not meet during fiscal year 1997.

                                   PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board has selected Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending December 31, 1998 and has further directed that management submit the selection of independent auditors for ratification by the stockholders of the Company at the Annual Meeting. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Price Waterhouse LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Price Waterhouse LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain Price Waterhouse LLP. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Price Waterhouse LLP.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of January 31, 1998 (except as noted below) by:
(i) each director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all directors and executive officers of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of the outstanding shares of Common Stock.

                                                                      BENEFICIAL OWNERSHIP(1)
                                                                ------------------------------------
                      BENEFICIAL OWNER                          NUMBER OF SHARES    PERCENT OF TOTAL
                      ----------------                          ----------------    ----------------
The Salk Institute for Biological Studies
  10010 North Torrey Pines Road
  La Jolla, California 92037................................       1,983,461              21.2%
Novartis AG
  CH-4002 Basel
  Switzerland...............................................       1,035,324              11.1%
Skandigen AB
  Norrlandsgatan 15
  111 43 Stockholm, Sweden..................................         986,696              10.5%
Bristol-Myers Squibb Company
  345 Park Avenue
  New York, NY 10154........................................         658,000               7.0%
Biotechnology Value Fund, L.P.(2)
  333 West Wacker Drive, Suite 1600
  Chicago, IL 60606.........................................         553,000               5.9%
State of Wisconsin Investment Board
  P.O. Box 7842
  Madison, WI 53707.........................................         482,300               5.1%
William T. Comer, Ph.D.(3)..................................         334,679               3.5%
Michael M. Harpold, Ph.D.(4)................................         122,252               1.3%
William R. Miller(5)........................................          60,375                 *
G. Kenneth Lloyd, Ph.D.(6)..................................          58,971                 *
Ian A. McDonald, Ph.D.(7)...................................          54,799                 *
Thomas A. Reed(8)...........................................          62,694                 *
David E. McClure, Ph.D.(9)..................................          10,675                 *
Stanley T. Crooke, M.D., Ph.D.(10)..........................          17,250                 *
James D. Watson, Ph.D.(11)..................................          40,500                 *
Michael J. Dunn(12).........................................          54,655                 *
Frederick B. Rentschler(13).................................          26,250                 *
Gunnar Ekdahl(14)...........................................          20,500                 *
Jeffrey F. McKelvy, Ph.D.(15)...............................               0                 *
All executive officers and directors as a group (13
  persons)(16)..............................................         863,600               8.9%

---------------
  *  Less than one percent.

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 9,368,294 shares outstanding on January 31, 1998, adjusted as required by the rules promulgated by the SEC.

 (2) BVF Partners L.P., a Delaware limited partnership ("Partners"), is the general partner of Biotechnology Value Fund, L.P., a Delaware limited partnership ("BVF"). BVF Inc., a Delaware corporation

     ("BVF Inc."), is an investment adviser to and the general partner of Partners. Mark N. Lampert, an individual, is the sole stockholder, sole director and an officer of BVF Inc. BVF may be deemed to have beneficial ownership of 323,000 shares of Common Stock of the Company, and Partners and BVF Inc. may be deemed to have beneficial ownership of 553,000 shares of Common Stock of the Company. BVF shares voting and dispositive power over the 323,000 shares of Common Stock it beneficially owns with Partners. Partners and BVF Inc. share voting and dispositive power over the 553,000 shares of Common Stock they beneficially own with, in addition to BVF, the managed accounts on whose behalf Partners, as investment managers, purchased such shares.

 (3) Includes 76,179 shares subject to options exercisable within 60 days of January 31, 1998.

 (4) Includes 46,442 shares subject to options exercisable within 60 days of January 31, 1998.

 (5) Includes 7,500 shares subject to options exercisable within 60 days of January 31, 1998.

 (6) Includes 43,266 shares subject to options exercisable within 60 days of January 31, 1998.

 (7) Includes 43,799 shares subject to options exercisable within 60 days of January 31, 1998.

 (8) Includes 9,957 shares subject to options exercisable within 60 days of January 31, 1998.

 (9) Includes 9,415 shares subject to options exercisable within 60 days of January 31, 1998.

(10) Includes 16,250 shares subject to options exercisable within 60 days of January 31, 1998.

(11) Includes 11,125 shares subject to options exercisable within 60 days of January 31, 1998.

(12) Includes 38,745 shares subject to options exercisable within 60 days of January 31, 1998.

(13) Includes 26,250 shares subject to options exercisable within 60 days of January 31, 1998. Does not include 1,983,461 shares beneficially owned by The Salk Institute. Mr. Rentschler is currently the Chairman of the Board of Trustees for The Salk Institute for Biological Studies.

(14) Includes 14,500 shares subject to options exercisable within 60 days of January 31, 1998. Does not include 986,696 shares beneficially owned by Skandigen AG, of which Mr. Ekdahl is the Chairman of the Board.

(15) Jeffrey F. McKelvy, Ph.D., joined the Company as a director and Executive Vice President and Chief Scientific Officer in April 1998. Dr. McKelvy did not beneficially own any securities of the Company as of January 31, 1998.

(16) Includes 343,428 shares subject to options exercisable within 60 days of January 31, 1998.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities (the "10% Stockholders"), to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all officers, directors, and 10% Stockholders complied with all Section 16(a) filing requirements applicable to them.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

     Currently, each non-employee director of the Company receives an annual retainer of $15,000, while the Chairman of the Board receives $25,000. The members of the Board are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy. Furthermore, during fiscal year 1997, certain non-employee directors also received compensation for their services as members of the Company's Scientific Advisory Board.

     In the fiscal year ended December 31, 1997, the total cash compensation paid to non-employee directors for service on the Board and/or committees of the Board was as follows. Dr. Crooke -- $15,000; Mr. Ekdahl -- $15,000; Mr.
Miller -- $25,000; Mr. Rentschler -- $15,000; Dr. Watson -- $15,000. In addition Dr. Watson received $10,000 for his service on the Company's Scientific Advisory Board.

     In addition to cash compensation, non-employee directors are eligible to receive certain grants of options to purchase Common Stock of the Company. See "Employee Benefit Plans -- 1996 Non-Employee Directors' Stock Option Plan."

     During fiscal year 1997, the Company granted an option to purchase 3,000 shares of Common Stock of the Company to each non-employee director and an option to purchase 5,000 shares of Common Stock of the Company to the Chairman of the Board at an exercise price per share of $6.50. The fair market value of the Company's Common Stock on the date of grant was $6.50 per share (based upon the closing sales price reported in the Nasdaq National Market System on the date of grant). As of January 31, 1998, options to purchase 105,750 shares of Common Stock of the Company granted to the non-employee directors had been exercised.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows for the fiscal years ending December 31, 1995, 1996 and 1997, compensation awarded or paid to, or earned by the Company's Chief Executive Officer and its six other most highly compensated executive officers (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                  COMPENSATION
                                            ANNUAL COMPENSATION                     AWARDS(2)
                               ----------------------------------------------   -----------------
                                                                 OTHER ANNUAL                        ALL OTHER
                               FISCAL                            COMPENSATION   SHARES UNDERLYING   COMPENSATION
 NAME AND PRINCIPAL POSITION    YEAR    SALARY($)    BONUS($)       ($)(1)        OPTIONS(#)(3)        ($)(4)
-----------------------------  ------   ----------   ---------   ------------   -----------------   ------------
William T. Comer, Ph.D.......   1997      261,756      63,000            --           12,825           4,916
  Chief Executive Officer and   1996      249,000      28,800            --           15,040           4,491
  President                     1995      237,200      18,000            --           12,925           3,608
Michael M. Harpold,
  Ph.D.(8)...................   1997      191,400      37,000            --            8,950           5,680
  Vice President, Research      1996      182,500      16,000            --            8,225           5,253
                                1995      174,875       9,650            --            7,050           5,530
G. Kenneth Lloyd, Ph.D.......   1997      187,500      40,000        10,000(5)         8,950           5,677
  Vice President,               1996      178,000      15,200        10,000(5)         8,225           5,248
  Pharmaceuticals -- Biology    1995      170,250       9,000        10,000(5)         6,815           5,505
Ian A. McDonald, Ph.D........   1997      161,000      32,100        10,000(5)         8,950           5,548
  Vice President,               1996      153,250      13,300        10,000(5)         7,050           5,144
 Pharmaceuticals -- Chemistry   1995      146,000       9,150        10,000(5)         5,875           5,139
Michael J. Dunn..............   1997      124,500      30,000            --            8,950           4,360
  Vice President,               1996      113,000       7,500            --            4,700           3,865
  Business Development          1995       86,100       4,700            --           15,275(6)        3,027
Thomas A. Reed...............   1997      135,250      30,000            --            8,950           4,736
  Vice President,               1996      123,500       9,700            --            4,700           4,224
  Finance/Administration and    1995       98,000       5,200            --           15,745(6)        3,447
  Chief Financial Officer
David E. McClure, Ph.D.......   1997      158,750      20,000            --            5,198           5,556
  Vice President, Clinical      1996       51,667(7)   10,000(7)         --           33,500(7)           --
  Development and Regulatory    1995           --          --            --               --              --

---------------

(1) As permitted by rules promulgated by the SEC, no amounts are shown with respect to certain perquisites where such amounts do not exceed the lesser of (i) 10% of the sum of the amounts reflected in the salary and bonus columns, and (ii) $50,000.

(2) None of the Named Executive Officers held restricted stock awards as of December 31, 1997.

(3) Unless otherwise noted, all options were granted under the Company's 1996 Equity Incentive Plan or 1992 Stock Option Plan.

(4) All amounts include the value of group term life insurance premiums paid and matching 401(k) Plan contributions paid on behalf of the Named Executive Officers.

(5) Includes forgiveness of $10,000 of principal amount owed to the Company for certain indebtedness.

(6) Includes options to purchase up to 11,750 shares of the Company's Common Stock granted pursuant to the Company's Management Change of Control Plan.

(7) Dr. McClure joined the Company in September 1996. Salary amount represents the total amount of base salary actually paid to Dr. McClure in 1996. Dr. McClure's annual base salary for 1996 was $155,000. Bonus amount of $10,000 represents Dr. McClure's sign-on bonus. Upon joining the Company, Dr. McClure was granted an option to purchase 33,500 shares of Common Stock of the Company at an exercise price of $6.63 per share. The option vests and becomes exercisable in four equal annual installments commencing on September 1, 1997.

(8) Dr. Harpold ceased serving as Vice President, Research in April 1998.

                       STOCK OPTION GRANTS AND EXERCISES

     The Company currently grants options to its executive officers under its 1996 Equity Incentive Plan (the "1996 Plan"). The following tables show, for the fiscal year ended December 31, 1997, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                             POTENTIAL REALIZABLE
                                                             INDIVIDUAL GRANTS                                 VALUE AT ASSUMED
                                 -------------------------------------------------------------------------     ANNUAL RATES OF
                                   NUMBER OF       % OF TOTAL                                                    STOCK PRICE
                                  SECURITIES        OPTIONS                                                    APPRECIATION FOR
                                  UNDERLYING       GRANTED TO                        MARKET                   OPTION TERM($)(3)
                                    OPTIONS       EMPLOYEES IN       EXERCISE       VALUE ON    EXPIRATION   --------------------
              NAME               GRANTED(#)(1)   FISCAL YEAR(2)   PRICE($/SH)(3)   GRANT DATE      DATE         5%         10%
              ----               -------------   --------------   --------------   ----------   ----------   --------   ---------
William T. Comer, Ph.D..........    12,825            5.6%            $6.50          $6.50        6/4/07      52,426     132,858
Michael M. Harpold, Ph.D........     8,950            3.9%             6.50           6.50        6/4/07      36,586      92,716
G. Kenneth Lloyd, Ph.D..........     8,950            3.9%             6.50           6.50        6/4/07      36,586      92,716
Ian A. McDonald, Ph.D...........     8,950            3.9%             6.50           6.50        6/4/07      36,586      92,716
Michael J. Dunn.................     8,950            3.9%             6.50           6.50        6/4/07      36,586      92,716
Thomas A. Reed..................     8,950            3.9%             6.50           6.50        6/4/07      36,586      92,716
David E. McClure, Ph.D..........     5,198            2.3%             6.50           6.50        6/4/07      21,248      53,848

---------------
(1) Options were granted under the Company's 1996 Plan. The options vest 20% on date of grant and 20% annually over the next 4 years.

(2) Based on options to purchase 230,392 shares of the Company's Common Stock granted to employees, including Named Executive Officers, under the 1996 Plan during fiscal year 1997.

(3) The potential realizable value is calculated based on the term of the option at its time of grant, which in each case is 10 years. It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AS
                                                                   OPTIONS AT             OF DECEMBER 31, 1997
                                  SHARES                     DECEMBER 31, 1997(#)(2)             ($)(3)
                                ACQUIRED ON      VALUE      -------------------------   -------------------------
             NAME               EXERCISE(#)   REALIZED(1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
             ----               -----------   -----------   -------------------------   -------------------------
William T. Comer, Ph.D........         0              0           66,838/77,352             $349,287/$361,238
Michael M. Harpold, Ph.D......         0              0           41,156/47,694               214,376/219,117
G. Kenneth Lloyd, Ph.D........    29,564        173,224           38,038/47,577               196,830/218,526
Ian A. McDonald, Ph.D.........     3,500         24,133           59,392/45,933               311,223/210,702
Michael J. Dunn...............         0              0           36,043/42,467               189,578/194,142
Thomas A. Reed................    14,688         71,971            7,078/42,761                25,635/195,612
David E. McClure, Ph.D........         0              0            9,415/29,283                           0/0

---------------
(1) Calculation of value realized is based on the fair market value of the Company's Common Stock on the date of exercise minus the exercise price. Includes (i) the value of shares acquired upon the exercise of options prior to the Company's initial public offering of Common Stock in May 1996, whereby the fair market value of the Company's shares was determined solely by the Board of Directors on such date, and (ii) the value of shares acquired upon exercise of options after the Company's initial public offering whereby the fair market value on the date of exercise was equal to the closing sales price of the Company's Common Stock as reported on the Nasdaq National Market. Does not reflect any losses that may have been incurred as a result of exercises of "out-of-the-money" options.

(2) Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with an exercise price below the fair market value of the Company's Common Stock.

(3) Calculation based on the fair market value of the Company's Common Stock at December 31, 1997 ($6.50), minus the exercise price.

CHANGE IN CONTROL ARRANGEMENTS

     As of March 31, 1998, the Company's Management Change of Control Plan (the "Change of Control Plan") is applicable to William T. Comer, Michael J. Dunn, Michael M. Harpold, G. Kenneth Lloyd, Ian A. McDonald, Thomas A. Reed and, with respect to certain provisions and David E. McClure. The Change of Control Plan generally provides for the payment of benefits to its participants upon the occurrence of certain defined change of control events. Among the benefits provided are generally: (i) cash bonuses of up to 25% of annual base salary, depending on the valuation of the Company at the time of the change of control;
(ii) acceleration of vesting of certain stock options granted to certain participants; (iii) severance payments of up to two times annual base salary, depending on the participant's position with the Company at the time of a change of control; and (iv) the payment of health insurance premiums and outplacement expenses incurred upon a change of control.

     Under the Change of Control Plan, a "change of control" of the Company is deemed to have occurred upon the consummation of a merger or consolidation in which the Company is not the surviving entity (other than a transaction the principal purpose of which is to change the jurisdiction of the Company's incorporation), the sale, transfer or other disposition of all or substantially all of the assets of the Company or a reverse merger in which the Company is the surviving entity, but in which 50% or more of the Company's outstanding voting stock is transferred to holders different from those who held such stock immediately prior to such merger.

EMPLOYMENT AGREEMENTS

     Effective April 1998, the Company entered into an employment agreement (the "Employment Agreement") with Dr. Jeffrey McKelvy whereby Dr. McKelvy agreed to serve as the Company's Executive Vice President and Chief Scientific Officer. Under the Employment Agreement, Dr. McKelvy will receive an annual base salary of $250,000 and will be eligible to receive a discretionary performance-based cash bonus of up to 20% of such base salary. In addition, Dr. McKelvy was granted a stock option under the Company's 1996 Equity Incentive Plan to acquire up to 100,000 shares of the Company's Common Stock at an exercise price of $5 per share. Such options vest at an annual rate of 25% over a period of four years from the date of grant. Dr. McKelvy also received a sign-on bonus of $30,000 and is eligible to receive a loan from the Company of up to $100,000 to assist him in relocating to San Diego, the principal and interest of such loan to be forgiven over a period of five years based upon the achievement of personal and Company objectives. The Employment Agreement is terminable at any time for any reason or no reason by either party.

EMPLOYEE BENEFIT PLANS

1996 EQUITY INCENTIVE PLAN

     In February 1996, the Board of Directors adopted the Company's 1996 Plan under which 1,513,141 shares of Common Stock are reserved for issuance pursuant to the exercise of stock awards granted to employees, directors and consultants. The 1996 Plan was adopted by the Board to replace the Company's 1981 Employee Stock Option Plan (the "1981 Plan") and its 1992 Stock Option and Restricted Stock Plan (the "1992 Plan," and, together with the 1981 Plan, the "Prior Plans"). The 1981 Plan terminated by its terms in 1991; provided, however, that options outstanding under the 1981 Plan will be exercisable according to their terms. The 1992 Plan was terminated upon the closing of the Company's initial public offering and no further options were to be issued thereunder; provided, however, that options outstanding under the 1992 Plan would be exercisable according to their terms. The 1996 Plan will terminate in February 2006, unless sooner terminated by the Board.

     The 1996 Plan provides a means by which selected officers and employees of and consultants to the Company and its affiliates could be given an opportunity to receive stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. As of January 31, 1998, all of the Company's 116 employees were eligible to participate in the 1996 plan.

     The 1996 Plan permits the granting of options intended to qualify as incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code") to employees (including officers and employee directors) and options that do not so qualify ("Nonstatutory Options," and, together with Incentive Options, the "Options") to employees (including officers and employee directors) and consultants (including non-employee directors). In addition, the 1996 Plan permits the granting of stock appreciation rights ("SARs") appurtenant to or independently of Options, as well as stock bonuses and rights to purchase restricted stock (Options, SARs, stock bonuses and rights to purchase restricted stock are hereinafter referred to as "Stock Awards"). No person shall be eligible to be granted Options and SARs covering more than 500,000 shares of Common Stock in any 12-month period.

     In June 1997, the Board amended the 1996 Plan to provide for acceleration of vesting of options outstanding under such plan held by any employee of the Company who within 12 months following certain defined change of control events either (i) is terminated by the Company without cause or (ii) terminates his or her employment with the Company for good reason (as defined in such plan). The definition of "change of control" under the 1996 Plan is identical to the definition thereof under the Change of Control Plan. The amendment was designed to deter hostile takeovers and may have the effect of delaying or preventing a change in control of the Company

     As of January 31, 1998, the Company had granted Options to purchase up to 398,895 shares of Common Stock under the 1996 Plan. No other Stock Awards have been granted or awarded under the 1996 Plan.

EMPLOYEE STOCK PURCHASE PLAN

     In February 1996, the Board of Directors adopted, and the stockholders subsequently approved, the Employee Stock Purchase Plan (the "Purchase Plan"). The purpose of the Purchase Plan is to assist the Company in retaining the services of its employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for the success of the Company. The Purchase Plan provides a means by which employees of the Company and its affiliates may purchase Common Stock of the Company at a discount through accumulated payroll deductions. The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code. The maximum number of shares of Common Stock that may be issued under the Purchase Plan is 500,000. As of January 31, 1998, all of the Company's 116 employees were eligible to participate in the Purchase Plan.

     Under the Purchase Plan, the Board may provide for the grant of rights to purchase Common Stock to eligible employees (an "Offering") on a date or dates to be selected by the Board of Directors. The first Offering under the Purchase Plan began May 9, 1996, the effective date of the Company's initial public offering, and extends until April 30, 1998. Subsequent Offerings will commence on May 1 every year, beginning with calendar year 1998 and shall end on the day prior to the first anniversary of the date the Offering commences. As of January 31, 1998, the Company had issued 31,229 shares of Common Stock to employees under the Purchase Plan.

1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     In February 1996, the Board of Directors adopted, and the stockholders subsequently approved, the 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). The purpose of the Directors' Plan is to attract and retain the services of persons capable of serving as non-employee directors on the Board of Directors and to provide incentives for such persons to exert maximum efforts to promote the success of the Company. The Directors' Plan provides for the automatic grant of nonstatutory stock options to purchase shares of Common Stock to non-employee directors of the Company. The maximum number of shares of Common Stock that may be issued pursuant to options granted under the Directors' Plan is 235,000. Option grants under the Directors' Plan are non-discretionary.

     Under the Directors' Plan, each person who for the first time becomes a non-employee director shall be granted upon the date of his or her initial election to the Board of Directors, an option to purchase 10,000 shares of Common Stock of the Company. In addition, on the date of each annual meeting of stockholders, each non-employee director who is reelected at such meeting shall be granted an option to purchase 3,000 shares of Common Stock of the Company; provided, however, that a non-employee director who is then serving as the Chairman of the Board shall be granted an option to purchase 5,000 shares of Common Stock of the Company. As of January 31, 1998, options to purchase 37,000 shares had been granted under the Directors' Plan. Options granted under the Directors' Plan are not intended to qualify as Incentive Options.

401(k) PLAN

     The Company adopted a tax-qualified employee savings and retirement plan under Section 401(k) of the Code (the "401(k) Plan") covering all of the Company's employees. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to 9% of their salaries, but not in excess of the statutory prescribed annual limit ($10,000 in 1998) and have the amount of such reduction contributed to the 401(k) Plan. The Company currently matches 50% of employee contributions up to 6% of an employee's salary, limited to the maximum contribution allowable for income tax purposes. Employer contributions vest proportionally over five years of service. The 401(k) Plan may be amended or discontinued at any time by the Company.

          REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE OF THE
                BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)

     The Company's executive compensation program is administered by the Compensation and Stock Option Committee (the "Committee") of the Board. The Committee is appointed by the Board and is comprised of three non-employee directors. The non-employee directors that served on the Committee during fiscal year 1997 were Messrs. Miller and Ekdahl and Dr. Watson.

     The Committee is responsible for establishing and maintaining the Company's policies governing employee compensation and administering the Company's employee benefit plans. More specifically, the Committee establishes compensation packages, bonus programs and employee benefit plans. In addition, the Committee reviews and approves proposals made by management with respect to the adoption of new plans or modification to existing plans, compensation packages involving amounts over $100,000 per year and modifications to the bonus plans.

COMPENSATION PHILOSOPHY

     The Company's executive compensation philosophy strongly links management pay with both the individual's and the Company's annual and long-term performance. The Company's current compensation programs are designed to attract, motivate, and retain senior management by providing compensation packages that are competitive with local and national biotech companies. The Company engages outside consultants to advise it with respect to its compensation programs and consults various industry compensation

---------------

  (1)The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

surveys including the Biotechnology Employee Development Coalition and Radford National Salary and Benefits surveys.(2)

     During the first quarter of each year, the Company's management proposes to the Committee specific Company-wide objectives to be used as benchmark performance indicators for that year. The Committee uses such objectives to evaluate the Company's overall performance for the year, and subjectively assesses each individual's contribution to such performance. Corporate objectives for 1997 included: (i) continuing advancement of SIB-1508Y through clinical trials; (ii) securing additional strategic alliances to provide funding for the Company's various Discovery and Development Programs; and (iii) selecting lead compounds based on the Company's various Drug Discovery Platforms and (iv) advancing the technology licensing program for the Company's various Drug Discovery Technologies.

COMPONENTS OF EXECUTIVE COMPENSATION.

     The components of the Company's executive compensation packages and the objective criteria on which they are based are as follows:

     Base Salary. With respect to determining the base salary of executive officers, the Committee considers a variety of factors including the executive's prior relevant experience, the level of responsibility, the individual's performance, and the salaries of similar positions in the Company compared with the salaries set forth in the local Biotechnology Employee Development Coalition and Radford National Salary and Benefits surveys. Based on the foregoing factors and the data generated in the surveys, the Committee then sets target salary levels applicable to each executive officer.

     The Committee believes that its process for determining and adjusting the base salary of executive officers is consistent and equitable with sound personnel practices and the Company's compensation philosophy. Annual adjustments in base salaries are determined consistent with the foregoing and typically are made at the end of the first quarter.

     Annual Cash Bonuses. Annual cash bonus awards are an integral component of an executive's overall compensation package and are intended to maintain competitive compensation levels with other leading biotechnology companies as well as to reinforce team building and provide a merit-based means of earning additional compensation. The amount of each executive's cash bonus is determined each year subjectively by the Committee based upon the factors outlined above for base salary with the goal of establishing combined base salary and bonus within the range of salary levels determined using the surveys. During the fiscal year 1997, cash bonuses were paid to all executive officers of the Company.

     Equity Incentive Awards. Generally, the Company grants equity incentive awards in the form of stock options to executive officers concurrent with their joining the Company. The amount of such grants are intended to reflect a new hires level of experience and position for which such person was hired. In addition, annual grants of stock options are made with the objective to strengthen the mutuality of interest between management and the Company's stockholders. Grants made under the 1996 Equity Incentive Plan generally have a term of 10 years and are normally tied to the market valuation of the Company's Common Stock, thereby providing an additional incentive for executives to build stockholder value. In addition, grants are generally subject to vesting over four years, with vesting tied to continued employment. Executives receive value from these grants only if strategic goals are achieved and the Company's Common Stock appreciates accordingly. This component of an executive's compensation package is intended to retain and motivate executives to improve long-term stock market performance. Additional long-term incentives are provided through the Company's Employee Stock Purchase Plan in which all eligible employees may participate.

---------------

  (2)The companies included in the survey are not necessarily the same as the companies included in the market indices included in the performance graph in this Proxy Statement. Although the compensation (salary and bonus) surveys referred to above and the market indices included in the performance graph are broad and include companies in related industries, the surveys and indices were created for different purposes and accordingly are not comparable.

     The level of the annual discretionary stock awards are based, in part, on the executive's level of contribution to the Company during the prior year as determined by the Committee using the factors specified above. The terms of the Company's equity incentive plans pursuant to which it grants options to its executive officers is comparable, in all material respects, to equity incentive plans generally employed in the industry and the Company believes are competitive and reasonable.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Committee uses the same procedures described above in setting the total compensation package paid to the Company's Chief Executive Officer. The Chief Executive Officer's total salary is based on comparisons with other companies included in the surveys referred to above. In awarding annual stock options, the Committee considers the Chief Executive Officer's performance with respect to objective criteria established by the Committee and overall contribution to the Company during the prior year. During 1997, the Chief Executive Officer was paid a base salary of $261,756, a cash bonus of $63,000 and was granted options to purchase 12,825 shares of Common Stock of the Company. The Committee believes that the total compensation package received by the Chief Executive Officer for fiscal year 1997 was competitive within the industry and reflected his overall contribution to the Company.

SECTION 162(m) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

     The statute containing this law and the applicable regulations offer a number of transitional exceptions to the 162(m) limitations on deductions for pre-existing compensation plans, arrangements and binding contracts. As a result, the Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Committee has not yet established a policy for determining which forms of incentive compensation awarded to its executive officers shall be designed to qualify as "performance-based compensation." The Committee intends to continue to evaluate the effects of the statute and to comply with Section 162(m) of the Code in the future to the extent consistent with the best interests of the Company and its stockholders.

SUBMITTED BY THE COMPENSATION AND STOCK OPTION COMMITTEE OF THE BOARD OF
DIRECTORS

        Gunnar Ekdahl
        William R. Miller
        James D. Watson

                     PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph shows a comparison of cumulative total stockholder returns on an investment of $100 in cash for the period from May 9, 1996 (the effective date of the Company's initial public offering) to December 31, 1997 for the (i) Company's Common Stock, (ii) Nasdaq Stock Market Index, (iii) Nasdaq Pharmaceutical Stock Index, and (iv) NeuroInvestment Index.

              COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT

                                                                    NASDAQ
     MEASUREMENT PERIOD           SIBIA         NASDAQ STOCK    PHARMACEUTICAL   NEUROINVESTMENT
   (FISCAL YEAR COVERED)      NEUROSCIENCES     MARKET INDEX     STOCK INDEX          INDEX
10-MAY-96                          100              100              100               100
26-JUN-96                           71              100               92                88
31-DEC-96                           69              109               92                89
30-JUN-97                           60              122               94                75
31-DEC-97                           60              133               95                66

                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

     In February 1996, William T. Comer, President, Chief Executive Officer and a director of the Company, exercised an option to purchase 258,500 shares of Common Stock pursuant to the Company's 1981 Employee Stock Option Plan at an exercise price of $2.13 per share for a total purchase price of $550,000. In accordance with the terms of the 1981 Employee Stock Option Plan, such purchase price was paid in cash in the amount of $11,000 and by delivery of a full-recourse promissory note payable in the principal amount of $539,000 and bearing interest at 7% per annum. Such note was paid in full in May 1997.

     In July 1992, the Company loaned to Dr. Harpold $43,600 pursuant to a promissory note bearing interest at the rate of 7.5% per annum. In February 1996, the Company loaned to Dr. Harpold $44,100 as the purchase price for certain options to purchase Common Stock of the Company pursuant to a promissory note bearing

---------------

1 This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

interest at the rate of 7.0% per annum. As of March 31, 1998, the total amount of principal and interest outstanding under the promissory notes was $95,048.

                                 OTHER MATTERS

     The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ FREDERICK T. MUTO

                                          Frederick T. Muto,
                                          Secretary

April 20, 1998

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: THOMAS A. REED, CHIEF FINANCIAL OFFICER, SIBIA NEUROSCIENCES, INC., 505 COAST BOULEVARD SOUTH, SUITE 300, LA JOLLA, CALIFORNIA 92037-4641.

                           SIBIA NEUROSCIENCES, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                  FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 20, 1998


     The undersigned hereby appoints William T. Comer and Thomas A. Reed, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of SIBIA Neurosciences, Inc. (the "Company") which the undersigned may be entitled to vote at the 1998 Annual Meeting of Stockholders of the Company to be held at Lieb Auditorium, 505 Coast Boulevard South, Suite 300, La Jolla, California on Wednesday, May 20, 1998 at 5:00 p.m., Pacific Daylight Savings Time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR ALL NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect directors to hold office until the 2001 Annual Meeting of
            Stockholders.

/ /  FOR all nominees listed below           / /  WITHHOLD AUTHORITY to
     (except as marked to the contrary            vote for all nominees
     below).                                      listed below.

     NOMINEES:      William T. Comer
                    Gunnar Ekdahl


TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE SUCH NOMINEE'S(S') NAME(S) BELOW:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                   (Continued and to be signed on other side)

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2:    To ratify the selection of Price Waterhouse LLP as independent auditors of the Company for its fiscal year ending December 31, 1998.

     / /  FOR              / /  AGAINST                / /  ABSTAIN


DATED               , 1998
     ---------------               --------------------------------------


                                   --------------------------------------
                                                 SIGNATURE(S)



                                   Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.